Exhibit 99.1

Red Hat Sales Executive to Take CEO Post at Red Hat Partner

RALEIGH, N.C. — November 25, 2011 — Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced that Alex Pinchev, its Executive Vice President of Sales, Services & Field Marketing, will be stepping down on January 16, 2012, to become the chief executive officer of a data protection software company that is both privately held and an ecosystem partner of Red Hat. Mr. Pinchev will actively assist Red Hat with the search and transition planning for his replacement.

Jim Whitehurst, Red Hat’s CEO, said, “While we are saddened by Alex's planned departure in January, we are pleased for him and wish him the best in his new CEO opportunity. Alex has built a very capable global sales team which will continue to serve our customers well.” Mr. Pinchev said, “I am excited by what lies ahead for me and by what continues to lie ahead for Red Hat. I have had the honor of participating in the success of Red Hat’s growth and will leave behind a strong organization with so many talented people under Jim's leadership.”

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About Red Hat, Inc.

Red Hat, the world's leading provider of open source solutions and an S&P 500 company, is headquartered in Raleigh, NC with more than 70 offices spanning the globe. Red Hat provides high-quality, affordable technology with its operating system platform, Red Hat Enterprise Linux, together with cloud, virtualization, applications, management, storage and service-oriented architecture (SOA) solutions, including Red Hat Enterprise Virtualization and JBoss Enterprise Middleware. Red Hat also offers support, training and consulting services to its customers worldwide. Learn more: http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: changes in and a dependence on key personnel; risks related to delays or reductions in information technology spending; the effects of industry consolidation; the ability of the Company to compete effectively; uncertainty and adverse results in litigation and related settlements; the integration of acquisitions and the ability to market successfully acquired technologies and products; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company’s growth and international operations; and fluctuations in exchange rates, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission’s website at http://www.sec.gov), including those found therein under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as the earthquakes and floods, including events in Japan. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release.

LINUX is a trademark of Linus Torvalds. RED HAT and JBOSS are registered trademarks of Red Hat, Inc. and its subsidiaries in the US and other countries.

Contacts:

Red Hat

Leigh Day, Corporate Communications

919-754-4369

lday@redhat.com

or

Red Hat

Tom McCallum, Investor Relations

919-754-4630

investors@redhat.com

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